PERSONAL INVESTMENT POLICY
FOR
SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES

SSB Citi Asset Management Group ("SSB Citi") , and
those U.S.-registered investment companies advised or
managed by SSB Citi that have adopted this policy
("Funds"), have adopted this policy on securities
transactions in order to accomplish two goals: first,
to minimize conflicts and potential conflicts of
interest between employees of SSB Citi and SSB Citi's
clients (including the Funds), and between Fund
directors or trustees and their Funds, and second, to
provide policies and procedures consistent with
applicable law, including Rule 17j-1 under the
Investment Company Act of 1940, to prevent fraudulent
or manipulative practices with respect to purchases or
sales of securities held or to be acquired by client
accounts. All U.S. employees of SSB Citi, including
employees who serve as Fund officers or directors, and
all directors or trustees ("directors") of each Fund,
are Covered Persons under this policy.  Other Covered
Persons are described in Section II below.
I.	Statement of Principles - All SSB Citi employees
owe a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters
Fund directors shall place the interests of their Funds before their personal interests.
The fundamental standard to be followed in personal securities transactions is that Covered
Persons may not take inappropriate advantage of their positions.
All personal securities transactions by Covered
Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.
Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB
Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. Employees must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this policy.
The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.

II.	Applicability - SSB Citi Employees - This policy
applies to all U.S. employees of SSB Citi,
including part-time employees. Each employee,
including employees who serve as Fund officers
or directors, must comply with all of the
provisions of the policy applicable to SSB Citi
employees unless otherwise indicated. Certain
employees are considered to be "investment
personnel" (i.e., portfolio managers, traders
and research analysts (and each of their
assistants)), and as such, are subject to
certain additional restrictions outlined in the
policy. All other employees of SSB Citi are
considered to be "advisory personnel."
Generally, temporary personnel and consultants
working in any SSB Citi business are subject to
the same provisions of the policy as full-time
employees, and their adherence to specific
requirements will be addressed on a case-by-case
basis.
The personal investment policies, procedures and
restrictions referred to herein also apply to an
employee's spouse and minor children. The
policies also apply to any other account over
which the employee is deemed to have beneficial
ownership. This includes: accounts of any
immediate family members sharing the same
household as the employee; accounts of persons
or other third parties for whom the employee
exercises investment discretion or gives
investment advice; a legal vehicle in which the
employee has a direct or indirect beneficial
interest and has power over investment
decisions; accounts for the benefit of a third
party (e.g., a charity) which may be directed by
the employee (other than in the capacity of an
employee); and any account over which the
employee may be deemed to have control. For a
more detailed description of beneficial
ownership, see Exhibit A attached hereto.
These policies place certain restrictions on the
ability of an employee to purchase or sell
securities that are being or have been purchased
or sold by an SSB Citi managed fund or client
account.  The restrictions also apply to
securities that are "related" to a security
being purchased or sold by an SSB Citi managed
fund or client account.  A "related security" is
one whose value is derived from the value of
another security (e.g., a warrant, option or an
indexed instrument).
Fund Directors - This policy applies to all
directors of Funds that have adopted this
policy.  The personal investment policies,
procedures and restrictions that specifically
apply to Fund directors apply to all accounts
and securities in which the director has direct
or indirect beneficial ownership.  See Exhibit A
attached hereto for a more detailed description
of beneficial ownership.
Securities are defined as stocks, notes, bonds,
closed-end mutual funds, debentures, and other
evidences of indebtedness, including senior
debt, subordinated debt, investment contracts,
commodity contracts, futures and all derivative
instruments such as options, warrants and
indexed instruments, or, in general, any
interest or instrument commonly known as a
"security."
III.	Enforcement - It is the responsibility of each
Covered Person to act in accordance with a high
standard of conduct and to comply with the
policies and procedures set forth in this
document.  SSB Citi takes seriously its
obligation to monitor the personal investment
activities of its employees.  Any violation of
this policy by employees will be considered
serious, and may result in disciplinary action,
which may include the unwinding of trades,
disgorgement of profits, monetary fine or
censure, and suspension or termination of
employment.  Any violation of this policy by a
Fund director will be reported to the Board of
Directors of the applicable Fund, which may
impose such sanctions as it deems appropriate.
IV. Opening and Maintaining Employee Accounts - All
employee brokerage accounts, including spouse
accounts, accounts for which the employee is
deemed to have beneficial ownership, and any
other accounts over which the employee and/or
spouse exercise control, must be maintained
either at Salomon Smith Barney ("SSB") or at
Citicorp Investment Services ("CIS").   For
spouses or other persons who, by reason of their
employment, are required to conduct their
securities, commodities or other financial
transactions in a manner inconsistent with this
policy, or in other exceptional circumstances,
employees may submit a written request for an
exemption to the Compliance Department.  If
approval is granted, copies of trade
confirmations and monthly statements must be
sent to the Compliance Department.  In addition,
all other provisions of this policy will apply.
V.  Excluded Accounts and Transactions - The
following types of accounts/transactions need
not be maintained at SSB or CIS, nor are they
subject to the other restrictions of this
policy:
1. Accounts at outside mutual funds that
hold only shares of open-end funds
purchased directly from that fund
company. Note: transactions relating to
closed-end funds are subject to the
pre-clearance, blackout period and
other restrictions of this policy;
2. Estate or trust accounts in which an
employee or related person has a
beneficial interest, but no power to
affect investment decisions.  There
must be no communication between the
account(s) and the employee with regard
to investment decisions prior to
execution.  The employee must direct
the trustee/bank to furnish copies of
confirmations and statements to the
Compliance Department;
3. Fully discretionary accounts managed by
either an internal or external
registered investment adviser are
permitted and may be custodied away
from SSB and CIS if (i) the employee
receives permission from the Regional
Director of Compliance and the unit's
Chief Investment Officer, and (ii)
there is no communication between the
manager and the employee with regard to
investment decisions prior to
execution.  The employee must designate
that copies of trade confirmations and
monthly statements be sent to the
Compliance Department;
4. Employees may participate in direct
investment programs which allow the
purchase of securities directly from
the issuer without the intermediation
of a broker/dealer provided that the
timing and size of the purchases are
established by a pre-arranged,
regularized schedule (e.g., dividend
reinvestment plans).  Employees must
pre-clear the transaction at the time
that the dividend reinvestment plan is
being set up.  Employees also must
provide documentation of these
arrangements and direct periodic
(monthly or quarterly) statements to
the Compliance Department; and
5. In addition to the foregoing, the
following types of securities are
exempted from pre-clearance, blackout
periods, reporting and short-term
trading requirements: open-ended mutual
funds; open-end unit investment trusts;
U.S. Treasury bills, bonds and notes;
mortgage pass-throughs (e.g. Ginnie
Maes) that are direct obligations of
the U.S. government; bankers
acceptances; bank certificates of
deposit; commercial paper; and high
quality short-term debt instruments
(meaning any instrument that has a
maturity at issuance of less than 366
days and that is rated in one of the
two highest rating categories by a
nationally recognized statistical
rating organization, such as S&P or
Moody's), including repurchase
agreements.
VI.	Securities Holding Period/Short-Term Trading -
Securities transactions must be for investment
purposes rather than for speculation.
Consequently, employees may not profit from the
purchase and sale, or sale and purchase, of the
same or equivalent securities within sixty (60)
calendar days, calculated on a First In, First
Out (FIFO) basis (i.e., the security may be sold
on the 61st  day). Citigroup securities received
as part of an employee's compensation are not
subject to the 60-day holding period.  All
profits from short-term trades are subject to
disgorgement.  However, with the prior written
approval of both a Chief Investment Officer and
the Regional Director of Compliance, and only in
rare and/or unusual circumstances, an employee
may execute a short-term trade that results in a
significant loss or in break-even status.
VII.	Pre-Clearance - All SSB Citi employees must pre-
clear all personal securities transactions (see
Section V for a listing of accounts,
transactions and securities that do not require
pre-clearance). A copy of the pre-clearance form
is attached as Exhibit B.  In addition,
employees are prohibited from engaging in more
than twenty (20) transactions in any calendar
month, except with prior written approval from
their Chief Investment Officer, or designee.  A
transaction must not be executed until the
employee has received the necessary approval.
Pre-clearance is valid only on the day it is
given.  If a transaction is not executed on the
day pre-clearance is granted, it is required
that pre-clearance be sought again on a
subsequent day (i.e., open orders, such as limit
orders, good until cancelled orders and stop-
loss orders, must be pre-cleared each day until
the transaction is effected).  In connection
with obtaining approval for any personal
securities transaction, employees must describe
in detail any factors which might be relevant to
an analysis of the possibility of a conflict of
interest.  Any trade that violates the pre-
clearance process may be unwound at the
employee's expense, and the employee will be
required to absorb any resulting loss and to
disgorge any resulting profit.
In addition to the foregoing, the CGAM NA
Director of Global Equity Research, or his
designate, must approve all personal securities
transactions for members of the CGAM Research
Department prior to pre-clearance from the
Compliance Department as set forth in this
section.  Pre-approval by the Director of
Research, or his designate, is in addition to
and does not replace the requirement for the
pre-clearance of all personal securities
transactions.
VIII.	Blackout Periods - No Covered Person shall
purchase or sell, directly or indirectly, any
security in which he/she has, or by reason of
the transaction acquires, any direct or indirect
beneficial ownership if he/she has knowledge at
the time of such transaction that the security
is being purchased or sold, or is being
considered for purchase or sale, by a managed
fund or client account or in the case of a Fund
director, by the director's Fund. In addition,
the following Blackout Periods apply to the
categories of SSB Citi employees listed below:
1. Portfolio Managers and Portfolio Manager
Assistants - may not buy or sell any
securities for personal accounts seven (7)
calendar days before or after managed
funds or client accounts he/she manages
trade in that security.
2. Traders and Trader Assistants - may not
buy or sell any securities for personal
accounts three (3) calendar days before or
seven (7) calendar days after managed
funds or client accounts he/she executes
trades for trade in that security.
3. Research Analysts and Research Assistants
- may not buy or sell any securities for
personal accounts: seven (7) calendar days
before or after the issuance of or a
change in any recommendation; or seven (7)
calendar days before or after any managed
fund or client account about which the
employee is likely to have trading or
portfolio information (as determined by
the Compliance Department) trades in that
security.
4. Advisory Personnel (see Section II for
details) - may not buy or sell any
securities for personal accounts on the
same day that a managed fund or client
account about which the employee is likely
to have trading or portfolio information
(as determined by the Compliance
Department) trades in that security.
5. Unit Trust Personnel - all employees
assigned to the Unit Trust Department are
prohibited from transacting in any
security when a SSB Citi-sponsored Unit
Trust portfolio is buying the same (or a
related) security, until seven business
days after the later of the completion of
the accumulation period or the public
announcement of the trust portfolio.
Similarly, all UIT employees are
prohibited from transacting in any
security held in a UIT (or a related
security) seven business days prior to the
liquidation period of the trust.
Employees in the above categories may also be
considered Advisory Personnel for other
accounts about which the employee is likely
to have trading or portfolio information (as
determined by the Compliance Department).
Any violation of the foregoing provisions
will require the employee's trade to be
unwound, with the employee absorbing any
resulting loss and disgorging any resulting
profit.  Advisory personnel are subject to
the unwinding of the trade provision;
however, they may not be required to absorb
any resulting loss (at the discretion of the
Compliance Department and the employee's
supervisor).  Please be reminded that,
regardless of the provisions set forth above,
all employees are always prohibited from
effecting personal securities transactions
based on material, non-public information.
Blackout period requirements shall not apply
to any purchase or sale, or series of related
transactions involving the same or related
securities, involving 500 or fewer shares in
the aggregate if the issuer has a market
capitalization (outstanding shares multiplied
by the current price per share) greater than
$10 billion and is listed on a U.S. Stock
Exchange or NASDAQ. Note: Pre-clearance is
still required. Under certain circumstances,
the Compliance Department may determine that
an employee may not rely upon this "Large
Cap/De Minimis" exemption. In such a case,
the employee will be notified prior to or at
the time the pre-clearance request is made.
IX.	Prohibited Transactions - The following
transactions by SSB Citi employees are
prohibited without the prior written approval
from the Chief Investment Officer, or designee,
and the Regional Compliance Director:
1. The purchase of private placements; and
2. The acquisition of any securities in an
initial public offering (new issues of
municipal debt securities may be
acquired subject to the other
requirements of this policy (e.g., pre-
clearance).)
X.	Transactions in Options and Futures - SSB Citi
employees may buy or sell derivative instruments
such as individual stock options, options and
futures on indexes and options and futures on
fixed-income securities, and may buy or sell
physical commodities and futures and forwards on
such commodities.  These transactions must
comply with all of the policies and restrictions
described in this policy, including pre-
clearance, blackout periods, transactions in
Citigroup securities and the 60-day holding
period.  However, the 60-day holding period does
not apply to individual stock options that are
part of a hedged position where the underlying
stock has been held for more than 60 days and
the entire position (including the underlying
security) is closed out.
XI.	Prohibited Recommendations - No Covered Person
shall recommend or execute any securities
transaction by any managed fund or client
account, or, in the case of a Fund director, by
the director's Fund, without having disclosed,
in writing, to the Chief Investment Officer, or
designee, any direct or indirect interest in
such securities or issuers, except for those
securities purchased pursuant to the "Large
Cap/De Minimis" exemption described in Section
VIII above.  Prior written approval of such
recommendation or execution also must be
received from the Chief Investment Officer, or
designee. The interest in personal accounts
could be in the form of:
1. Any direct or indirect beneficial
ownership of any securities of such
issuer;
2. Any contemplated transaction by the
person in such securities;
3. Any position with such issuer or its
affiliates; or
4. Any present or proposed business
relationship between such issuer or its
affiliates and the person or any party
in which such person has a significant
interest.
XII.	Transactions in Citigroup Securities - Unless an
SSB Citi employee is a member of a designated
group subject to more restrictive provisions, or
is otherwise notified to the contrary, the
employee may trade in Citigroup securities
without restriction (other than the pre-
clearance and other requirements of this
policy), subject to the limitations set forth
below.
Employees whose jobs are such that they
know about Citigroup's quarterly earnings
prior to release may not engage in any
transactions in Citigroup securities
during the "blackout periods" beginning on
the first day of a calendar quarter and
ending on the second business day
following the release of earnings for the
prior quarter.  Members of the SSB Citi
Executive Committee and certain other
senior SSB Citi employees are subject to
these blackout periods.
Stock option exercises are permitted
during a blackout period (but the
simultaneous exercise of an option and
sale of the underlying stock is
prohibited).  With regard to exchange
traded options, no transactions in
Citigroup options are permitted except to
close or roll an option position that
expires during a blackout period.
Charitable contributions of Citigroup
securities may be made during the blackout
period, but an individual's private
foundation may not sell donated Citigroup
common stock during the blackout period.
"Good 'til cancelled" orders on Citigroup
stock must be cancelled before entering a
blackout period and no such orders may be
entered during a blackout period.
No employee may engage at any time in any
personal transactions in Citigroup
securities while in possession of material
non-public information.  Investments in
Citigroup securities must be made with a
long-term orientation rather than for
speculation or for the generation of
short-term trading profits.  In addition,
please note that employees may not engage
in the following transactions:
? Short sales of Citigroup securities;
? Purchases or sales of options ("puts" or
"calls") on Citigroup securities,
except writing a covered call at a time
when the securities could have been
sold under this policy;
? Purchases or sales of futures on
Citigroup securities; or
? Any transactions relating to Citigroup
securities that might reasonably appear
speculative.
The number of Citigroup shares an employee
is entitled to in the Citigroup Stock
Purchase Plan is not treated as a long
stock position until such time as the
employee has given instructions to
purchase the shares of Citigroup.  Thus,
employees are not permitted to use options
to hedge their financial interest in the
Citigroup Stock Purchase Plan.
Contributions into the firm's 401(k) Plan
are not subject to the restrictions and
prohibitions described in this policy.
XIII.	Acknowledgement and Reporting Requirements - SSB
Citi Employees - All new SSB Citi employees must
certify that they have received a copy of this
policy, and have read and understood its
provisions.  In addition, all SSB Citi employees
must:
1. Acknowledge receipt of the policy and
any modifications thereof, in writing
(see Exhibit C for the form of
Acknowledgement);
2. Within 10 days of becoming an SSB Citi
employee, disclose in writing all
information with respect to all
securities beneficially owned and any
existing personal brokerage
relationships (employees must also
disclose any new brokerage
relationships whenever established).
Such information should be provided on
the form attached as Exhibit D;
3. Direct their brokers to supply, on a
timely basis, duplicate copies of
confirmations of all personal
securities transactions (Note: this
requirement may be satisfied through
the transmission of automated feeds);
4. Within 10 days after the end of each
calendar quarter, provide information
relating to securities transactions
executed during the previous quarter
for all securities accounts (Note:
this requirement may be satisfied
through the transmission of automated
feeds);
5. Submit an annual holdings report
containing similar information that
must be current as of a date no more
than 30 days before the report is
submitted, and confirm at least
annually all brokerage relationships
and any and all outside business
affiliations  (Note: this requirement
may be satisfied through the
transmission of automated feeds or the
regular receipt of monthly brokerage
statements); and
6. Certify on an annual basis that he/she
has read and understood the policy,
complied with the requirements of the
policy and that he/she has pre-cleared
and disclosed or reported all personal
securities transactions and securities
accounts required to be disclosed or
reported pursuant to the requirements
of the policy.
Fund Directors - Fund Directors shall deliver
the information required by Items 1 through 6 of
the immediately preceding paragraph, except that
a Fund director who is not an "interested
person" of the Fund within the meaning of
Section 2(a)(19) of the Investment Company Act
of 1940, and who would be required to make
reports solely by reason of being a Fund
Director, is not required to make the initial
and annual holdings reports required by Items 2
and 5.  Also, a "non-interested" Fund Director
need not supply duplicate copies of
confirmations of personal securities
transactions required by Item 3, and need only
make the quarterly transactions reports required
by Item 4 as to any security if at the time of a
transaction by the Director in that security,
he/she knew or in the ordinary course of
fulfilling his/her official duties as a Fund
Director should have known that, during the 15-
day period immediately preceding or following
the date of that transaction, that security is
or was purchased or sold by that Director's Fund
or was being considered for purchase or sale by
that Director's Fund.
Disclaimer of Beneficial Ownership - The reports
described in Items 4 and 5 above may contain a
statement that the reports shall not be
construed as an admission by the person making
the reports that he/she has any direct or
indirect beneficial ownership in the securities
to which the reports relate.
XIV.	Handling of Disgorged Profits - Any amounts that
are paid/disgorged by an employee under this
policy shall be donated by SSB Citi to one or
more charities.  Amounts donated may be
aggregated by SSB Citi and paid to such charity
or charities at the end of each year.
XV.	Confidentiality - All information obtained from
any Covered Person pursuant to this policy shall
be kept in strict confidence, except that such
information will be made available to the
Securities and Exchange Commission or any other
regulatory or self-regulatory organization or to
the Fund Boards of Directors to the extent
required by law, regulation or this policy.
XVI.	Other Laws, Rules and Statements of Policy -
Nothing contained in this policy shall be
interpreted as relieving any person subject to
the policy from acting in accordance with the
provision of any applicable law, rule or
regulation or, in the case of SSB Citi
employees, any statement of policy or procedure
governing the conduct of such person adopted by
Citigroup, its affiliates and subsidiaries.
XVII.	Retention of Records - All records relating to
personal securities transactions hereunder and
other records meeting the requirements of
applicable law, including a copy of this policy
and any other policies covering the subject
matter hereof, shall be maintained in the manner
and to the extent required by applicable law,
including Rule 17j-1 under the 1940 Act. The
Compliance Department shall have the
responsibility for maintaining records created
under this policy.
XVIII.	Monitoring - SSB Citi takes seriously its
obligation to monitor the personal investment
activities of its employees and to review the
periodic reports of all Covered Persons.
Employee personal investment transaction
activity will be monitored by the Compliance
Department.  All noted deviations from the
policy requirements will be referred back to the
employee for follow-up and resolution (with a
copy to be supplied to the employee's
supervisor).  Any noted deviations by Fund
directors will be reported to the Board of
Directors of the applicable Fund for
consideration and follow-up as contemplated by
Section III hereof.
XIX.	Exceptions to the Policy - Any exceptions to
this policy must have the prior written approval
of both the Chief Investment Officer and the
Regional Director of Compliance.  Any questions
about this policy should be directed to the
Compliance Department.
XX.	Board Review - Fund management and SSB Citi
shall provide to the Board of Directors of each
Fund, on a quarterly basis, a written report of
all material violations of this policy, and at
least annually, a written report and
certification meeting the requirements of Rule
17j-1 under the 1940 Act.
XXI.	Other Codes of Ethics - To the extent that any
officer of any Fund is not a Covered Person
hereunder, or an investment subadviser of or
principal underwriter for any Fund and their
respective access persons (as defined in Rule
17j-1) are not Covered Persons hereunder, those
persons must be covered by separate codes of
ethics which are approved in accordance with
applicable law.
XXII.	 Amendments - SSB Citi Employees - Unless
otherwise noted herein, this policy shall become effective as to all SSB Citi employees on March
30, 2000.  This policy may be amended as to SSB
Citi employees from time to time by the
Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.
	Fund Directors - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule
17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule
17j-1 or at such earlier date as determined by the Secretary of the Fund.




March 15, 2000


		   EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect
"Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary
Interest in Securities:

1. Securities held by members of your
immediate family sharing the same
household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

"Immediate family" means any child,
stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial
Ownership by you of Securities held by a trust:

1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust,
unless the consent of all of the
beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange
Act of 1934 and the rules and regulations thereunder